UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2005

Commission File Number: 0-17821

ALLION HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-2962027 (I.R.S. Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY 11747
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 547-6520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 3.02 Unregistered Sales of Equity Securities

On April 15, 2005, Allion Healthcare, Inc. granted John Pappajohn, one of Allion’s directors, warrants to purchase 100,000 shares of its common stock, as consideration for continuing his guarantee of Allion’s $1.5 million credit facility with West Bank until September 2005. The exercise price per share for each warrant will be equal to the initial public offering price per share for Allion’s common stock registered pursuant to the Form S-1 Allion filed with the Securities and Exchange Commission on April 15, 2005; provided, however, that if no initial public offering shall have occured by April 20, 2006, the exercise price per share for each warrant will be $6.26.

The exercise price and the number of shares covered by the warrants are subject to customary anti-dilution adjustments for dividends or distributions declared by Allion, stock splits or reclassification of shares, subscription rights, or distributions of indebtedness or assets. In additon, if prior to Allion's initial public offering, Allion issues new securities exchangeable or convertible into Allion common stock, then the exercise price will be equal to the price per share of such securities. In addition, in lieu of delivering the exercise price in cash, Mr. Pappajohn may elect to receive shares equal to the value of the warrant in which event he will receive the number of shares of Allion common stock equal to (a) the number of shares of common stock purchasable under the warrant, multiplied by (b) the then-current market value of one share of common stock minus the exercise price, divided by (c) the then-current market value of one share of common stock.

The warrants may be exercised at any time, in whole or in part, before April 15, 2015, at which time the warrants, to the extent not exercised, will expire and become null and void. Allion has agreed to reserve for issuance the number of shares of Allion common stock issuable upon exercise of the warrants.

If Allion reclassifies, reorganizes, merges with another entity or sells all of its assets, Allion has agreed that as a condition precedent to any such transaction, it will cause effective provisions to be made so that he will be entitled to exercise the warrants (as nearly as practicable) for the amount and type of consideration as they would have been entitled to receive if the warrants had been exercised in full immediately before the completion of such transaction.

The warrants and the common stock underlying the warrants are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act and Regulation D.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

(c) Exhibits

3.1  Form of Warrant to purchase common stock of Allion Healthcare, Inc. issued to John Pappajohn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Allion Healthcare, Inc.

Date: April 20, 2005	By:	/s/ James G. Spencer
James G. Spencer Chief Financial Officer, Secretary and Treasurer